EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Walgreen Co. and subsidiaries (the "Company") on Form S-8 of our report dated October 6, 2003, relating to the consolidated financial statements of the Company as of and for the years ended August 31, 2003, and August 31, 2002, incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended August 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

January 28, 2004